UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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TILRAY, INC.
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This Schedule 14A filing consists of the following communications (the “Communications”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders originally scheduled to be held on July 29, 2021, subsequently adjourned to August 19, 2021, and further adjourned to September 10, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Communications were first made to Tilray’s stockholders on August 26, 2021.

TILRAY CHAIRMAN AND CEO, IRWIN D. SIMON, SENDS SHAREHOLDER LETTER MAPPING OUT $4B REVENUE PLAN

REITERATES NEED FOR STOCKHOLDER SUPPORT IN ADVANCE OF SPECIAL MEETING

 -- Stockholders Who Support the Plan Should Vote Prior to the Special Stockholders Meeting on September 10 --

NEW YORK & LEAMINGTON, Ontario – August 26, 2021 -- Tilray, Inc. (“Tilray” or the “Company”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today sent an open letter to shareholders from Irwin D. Simon, Chairman and Chief Executive Officer.  The letter details Mr. Simon’s strategic vision and $4B revenue plan for the Company and encourages all shareholders to vote for initiatives in support of that vision and plan at Tilray’s Special Meeting of Stockholders (the “Special Meeting”), which is scheduled to be held on September 10, 2021.

The full text of the letter from Irwin D. Simon is copied below:

Dear Fellow Tilray Shareholder,

When we announced the “new” Tilray in December of last year, we were optimistic that we had the strategy, resources and leadership to create the world’s leading cannabis-focused consumer brands company. Together, we made a bold bet that:

•	The strong trends towards cannabis legalization and broader consumer reach in our three key markets – Canada, International and the U.S. – would grow stronger;

•	A management team with a track record of building and sustaining value in the CPG wellness space was well positioned to help grow a new leader in the cannabis sector; and

•
A combination of well-defined organic growth initiatives combined with acquisitions and partnerships would afford us a unique opportunity to expand our business globally and grow into the unquestioned industry leader, with $4B in revenue by the end of our fiscal year 2024.

I want to be clear: our conviction in both the opportunity and our ability to execute on these key growth plans has never been stronger. But our ability to do so rests on the support of our shareholders, from whom we have been seeking support to get important proposals passed. Proposal 1, in particular, would authorize Tilray to issue additional shares to execute on attractive acquisitions and other growth avenues in our M&A program.   We need a majority of all the shares issued and outstanding to vote in favor of Proposal 1 in order for it to pass.

We have approximately 49% of our stock voting in favor – but that is not enough! We need to hit 50.1%. There are no shortcuts.

Why does it matter? As last week’s milestone transaction with MedMen highlights, having the flexibility and resources to execute on our core growth vectors (legalization, outstanding execution and organic and inorganic growth) is absolutely essential.  Only then will our five key competitive differentiators drive lasting and material shareholder value.  These differentiators include:

•	The industry’s broadest geographic footprint and operational scale - Tilray now possesses the geographic footprint and operational scale to emerge as a consolidator in the global cannabis market.

•
Leadership position in Canada, with a complete portfolio of product offerings and carefully curated brands - We plan to grow and strengthen our position as the #1 Canadian LP in total sales on a consolidated basis. This is the foundation that will be so essential to getting us from our current combined retail market share in Canada of 16% to our goal of 30% share by fiscal year 2024.

•
Tremendous international growth opportunities from a strong base - The European Union, where we already have a very meaningful presence, represents a powerful growth market, and could be a $1 billion business for us in medical use alone. We will also be ready for adult-use legalization when the time comes. Our presence in the EU also allows us to grow our brands globally from a base of 600 million people in the EU (nearly twice the population of the U.S.).

•
A leading U.S. CPG platform to be immediately leveraged for cannabis products upon federal legalization - In the U.S., we already have a strong consumer packaged goods presence and infrastructure with two strategic pillars, SweetWater, the 11th largest craft brewer in the nation and leading lifestyle brand, and Manitoba Harvest, a pioneer in branded hemp, CBD and wellness products, with access to 17,000 stores in North America. Together, they are already $100-plus million businesses and quite profitable – but still have enormous potential.  .

•
Accretive acquisitions and other growth opportunities - The investment we recently made in the outstanding senior secured convertible notes of MedMen Enterprises Inc. (CSE: MMEN) (OTCQX: MMNFF), is a critical step towards delivering on our objective as we work to enable Tilray to lead the U.S. market when legalization allows. MedMen is a premier American cannabis retailer and one of the most recognized brands in the $80 billion U.S. cannabis market with 21 cannabis licenses across key states.

Please continue to support Tilray and your investment in the company by voting today on the vital shareholder proposals. You should have received ballots by mail or email. If you have not, or cannot find a ballot, please call our proxy solicitor and let them help you. They can be reached at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 elsewhere, or by email at TLRY@info.morrowsodali.com.

Our plan is to continue to lead this industry, by growing larger and faster than our competitors. We need your help to grow. Please vote.

Sincerely,

Irwin D. Simon, Chairman and Chief Executive Officer

Tilray notes that both major independent proxy advisory firms, ISS and Glass Lewis, have encouraged their investor clients to vote FOR all proposals at the upcoming Special Meeting of Stockholders.

HELP TILRAY GROW!
VOTE “FOR” TODAY!

About Tilray

Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information about Tilray, Inc., visit: http://www.Tilray.com

Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the need for an increase in authorized shares of common stock from 743,333,333 shares to 990,000,000 shares and the potential negative impacts to the Company if the corresponding proposal is not approved; the Company’s ability to become the world's leading cannabis-focused consumer branded company with $4 billion of revenue by 2024; the Company’s plan to become the #1 Canadian LP in total sales on a consolidated basis; the projected growth in the Company’s market share and growth in the EU market.  Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see Tilray’s most recently filed Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contacts
For media inquiries, please contact:
Berrin Noorata
news@tilray.com

For investor inquiries, please contact:
Raphael Gross 203-682-8253
Raphael.Gross@icrinc.com

Dear stockholder,

I'm writing to express my excitement about last week's Tilray / MedMen announcement and to take a moment to share what this means for your investment in Tilray.

First and foremost, this deal helps secure our path to become a leading cannabis CPG company in the potential $80 Billion U.S. cannabis market upon federal legalization. In addition, Tilray's strategic investment in MedMen provides compelling growth opportunities upon U.S. federal legalization, including:

→ **The ability to seize growth opportunities in key U.S. markets**

MedMen has operations and flagship cannabis retail stores in 6 key states: CA, FL, IL, MA, AZ and NV and currently holds 21 retail licenses across the U.S.

→ **Licensing and partnership opportunities in Canada and Europe**

Tilray's global leadership position complements MedMen's strong U.S. presence and offers avenues for potential future expansion together in Europe and Canada

→ **Iconic brand among the few to achieve international recognition by consumers**

MedMen arguably has the best-known and internationally recognized retail and consumer cannabis brand

I firmly believe that the MedMen announcement will lead to transformational growth for both companies — around the world. Tilray's highly sought-after cannabis CPG brands coupled with MedMen's strong retail presence and potential for further expansion in the U.S. will be an enabler to delivering $4 Billion in revenue by fiscal 2024.

We have long viewed optionality and investments in a multistate operator (MSO) as critical to the Tilray value proposition in the United States. MedMen is one of the most recognizable and iconic brands in the retail cannabis space with 21 licenses in key cannabis markets across the U.S., a highly compelling retail experience and a large and loyal consumer base.

We need your support and VOTE FOR PROPOSAL 1 so that we have shares available to optimize the execution of this transaction.

The vast majority of stockholders who have voted have voted in support of Proposal 1. But, we need more stockholder votes because we are required to get at least a majority of all shares voted in favor. We are close, but not quite there. In order for the Proposal to pass, we need less than 7 million additional "FOR" votes.

Most Tilray shareholders are individuals like you, and so we need every shareholder to vote, no matter how many or how few shares they own. If you have not already done so, please vote today FOR Proposal 1.

Not voting has the same effect as voting against this critical Proposal, so it is vitally important that you make your voice heard. If you have already voted, but voted against the proposal, I urge you to consider the potential benefits of the MedMen announcement to Tilray and to change your vote to FOR.

Thank you for your support and your investment in Tilray.

Sincerely,

Irwin D. Simon, *Chairman and Chief Executive Officer*

VOTE NOW AND HELP TILRAY GROW

TILRAY®

VOTE “FOR” PROPOSAL 1

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

EVERY VOTE COUNTS!

Cautionary Statement Concerning Tilray Forward-Looking Statements
Certain statements contained in this letter constitute "forward-looking statements" within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of Tilray, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses, or current expectations for the Tilray; the legalization of cannabis under U.S. federal laws and Tilray’s ability to become the world's leading cannabis-focused consumer branded company with $4 billion of revenue by 2024; and Tilray’s receipt of stockholder approval to increase its authorized capital stock. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to Tilray, as applicable, or that Tilray, as applicable, deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the Annual Report on Form 10-K of Tilray for the fiscal year ended May 31, 2021.